PRELIMINARY PROXY




                        NATIONAL TECHNICAL SYSTEMS, INC.
                             24007 Ventura Boulevard
                           Calabasas, California 91302

                            NOTICE OF ANNUAL MEETING



To the Shareholders:

      Notice is hereby given that the annual meeting of shareholders of National Technical Systems, Inc., a California corporation, will be held at the Company's Fullerton Test Facility, 1536 East Valencia Drive, Fullerton, California, 92831, on Friday, June 27, 2003 at 10:00 a.m. for the purpose of considering and acting upon the following:

1.          To elect five directors for terms expiring in 2006;

2. To approve an amendment to the Company's Articles of Incorporation to authorize a class of 2,000,000 shares of preferred stock;

3. To ratify Ernst & Young LLP as auditors for the year ending January 31, 2004; and

4. To transact such other business and to consider and take action upon any and all matters that may properly come before the meeting or any adjournment or adjournments thereof. Management has no information of any such other matters.

      Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on May 15, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

      Financial information concerning the Company is contained in the Annual Report for the fiscal year ended January 31, 2003, which accompanies this Notice of Annual Meeting.

      If you are unable to attend the meeting in person, please execute the enclosed Proxy and return it in the enclosed self-addressed, stamped envelope. If you later find that you can be present, you may, if you wish, vote in person, or you may revoke your proxy or file a new proxy bearing a later date with the Secretary at any time before the voting.

                                    By Order of the Board of Directors


                                    Andrea Korfin
                                    Secretary

May 27, 2003

                        NATIONAL TECHNICAL SYSTEMS, INC.
                            24007 Ventura Boulevard,
                           Calabasas, California 91302

                                 PROXY STATEMENT

                                  SOLICITATION

      The accompanying Proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Friday, June 27, 2003, or any adjournment thereof. A Proxy may be revoked by the person giving it at any time before it is exercised, either by giving another proxy bearing a later date or by notifying the Secretary of the Company in writing of such revocation. The giving of the Proxy will not affect your right to vote in person if you later should find it convenient to attend the meeting. The Proxy will be voted in accordance with the specifications made.

      The Company will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the Proxy, and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material may be furnished to brokerage houses, fiduciaries, and custodians to forward to their principals, and the Company may reimburse them for their expenses in so doing. The Company does not expect to pay any commission or remuneration to any person for solicitation of proxies.

      This Proxy Statement and the Proxy are being mailed to shareholders on or about May 27, 2003.

      Solicitation may be made by mail, personal interview, telephone, and telegraph by officers and regular employees of the Company.

      The close of business on May 15, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company at May 15, 2003, consisted of 8,628,811 shares of no par value Common Stock. Shareholders representing a majority of outstanding Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      In voting for the election of Directors, shareholders do not have the right to cumulate their votes.

      A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of votes cast at the Annual Meeting is required for approval of the amendment of the articles of incorporation authorizing 2,000,000 shares of preferred stock and for ratification of Ernst & Young LLP as auditors for the year ending January 31, 2004 and the approval of such other matters as may properly come before the Annual Meeting.

      Abstention and broker non-votes have the same effect as votes against proposals presented to shareholders other than the election of directors. They have no effect on the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following tabulation indicates as of May 15, 2003, those persons known to the Company to be beneficial owners of five percent or more of the Company's Common Stock.

                                                Number of Shares
                                                  Beneficially      Percent of
Name and Address of Beneficial Owner                  Owned            Class
-----------------------------------             ----------------    ----------

Aaron Cohen. . . . . . . . . . . . . . . . .     (1) 1,314,043         15.1%
   24007 Ventura Boulevard
   Calabasas, California 91302

Jack Lin. . . . . . . . . . . . . . . . . . .    (1) 1,152,377         13.2%
   24007 Ventura Boulevard
   Calabasas, California 91302

Marvin Hoffman. . . . . . . . . . . . . . . .    (1)   894,891         10.3%
   24007 Ventura Boulevard
   Calabasas, California 91302

Dimensional Fund Advisors Inc (2) . . . . . .          491,968          5.7%
   1299 Ocian Avenue, 11th Floor
   Santa Monica Ca 90401

Luis A. and Jacqueline E. Hernandez (3) . . .          430,425          5.0%
   3069 Misty Harbor
   Las Vegas, Nevada 89117



(1) Includes shares covered by options that are exercisable within 60 days as follows: Cohen 47,567, Lin 99,883 and Hoffman 22,625.

(2) This information is based on a Schedule 13G filed with the Securities and Exchange Commission on or about February 2, 2003.

(3) This information is based on a Schedule 13D filed with the Securities and Exchange Commission on or about November 13, 1995.

      To the knowledge of management, no other person owns beneficially as much as 5% of the outstanding stock of the Company. The tabulation under "Nomination and Election of Directors" indicates the number of shares owned beneficially by each nominee as of the record date. The directors and executive officers of the Company, as a group (18 persons), owned beneficially as of the record date a total of 3,637,244 shares, or 42.2% of the outstanding stock.

                        Proposal 1. ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of twelve members, who are divided into one class of three directors, one class of four directors and one class of five directors. Directors are elected for terms of three years. At the Annual Meeting, the term of office of the Class I directors will expire and five directors will be elected to serve for a term of three years and until their respective successors are elected.

      The Board intends to cause the nomination of the five persons named below for election as Class I directors. The directors will be elected by the holders of the Common Stock. The persons named as proxy holders in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by proxies held by them for the election of the nominees named below. If any or all of such nominees should for any reason become unable to serve or for good cause will not serve, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees, and for such lawful term or terms, as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The Board of Directors has no reason to believe the nominees named, or any of them, will be unable to serve if elected.

      All of the Class I nominees, except George Kabouchy, were elected members of the Board of Directors by the shareholders at the 2000 annual meeting of shareholders. Mr. Kabouchy was appointed to the Board by the Directors on June 27, 2001, to fill a vacancy. No arrangement or understanding exists between any of the nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

      The names of the nominees for Class I directors and the Class II (reduced to three directors as a result of the retirement from the Board of Arthur Edelstein) and Class III directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, including the amount of Common Stock beneficially owned by each of them, are as follows:

                                                                      Common Stock
                                                                     of The Company
                                                        Year Term     Beneficially
                                              Director     Will       Owned as of      Percent
Name             Age    Position or Office      Since     Expire     May 15, 2003(1)   of Class
----             ---    ------------------      -----     ------     ---------------   --------
Class I Directors

Marvin Hoffman   69     Senior Vice President    1999      2006*          894,891        10.3%
                        and Chief Information
                        Officer of the
                        Company

George Kabouchy  63     President of GFK Co.     2001      2006*           11,295         **

William McGinnis 44     President and Chief      1994      2006*          176,636         2.0%
                        Operating Officer of
                        the Company

Richard Short    60     Senior Vice President    1988      2006*          216,628         2.5%
                        of the Company

William Traw     65     Senior Vice President    1988      2006*          122,634         1.4%
                        of the Company

                                                                      Common Stock
                                                                     of The Company
                                                        Year Term     Beneficially
                                              Director     Will       Owned as of      Percent
Name             Age    Position or Office      Since     Expire     May 15, 2003(1)   of Class
----             ---    ------------------      -----     ------     ---------------   --------
Directors Continuing in Office:

Class II Directors

Ralph Clements   70   President of Clements      1975      2004            13,696         **
                      and Associates

Aaron Cohen      66   Vice Chairman of the       1997(2)   2004         1,314,043        15.1%
                      Board and Senior Vice
                      President, Corporate
                      Development

Donald Tringali  45   President of Augusta       1999      2004            46,745         **
                      Advisory Group

Directors Continuing in Office:

Class III Directors

Sheldon Fechtor  69   Retired Chief Executive    2001      2005            12,458         **
                      Officer of Fechtor,
                      Detwiler & Co.

Jack Lin         70   Chairman of the Board      1975      2005         1,152,377        13.2%
                      and Chief Executive
                      Officer of the Company

Robert Lin       45   President and Chief        1988      2005           118,130         1.4%
                      Executive Officer of MTI
                      Marketing Techniques,
                      Inc.

Norman Wolf      55   President of Quantum       2001      2005             6,725         **
                      Leaders, Inc.

-------------------------------
*     If elected at the annual meeting
**    Less than 1%

      (1) Includes shares covered by options exercisable within 60 days, as follows: Clements, 13,187; Cohen, 47,567; Fechtor, 7,458, Hoffman, 22,625, Kabouchy, 5,625, J. Lin, 99,883; R. Lin, 14,125; McGinnis,
            106,850, Short, 102,875; Traw, 80,375; and Tringali, 28,625.

      (2) Mr. Cohen previously served as a Director of the Company during the period 1975-1985.

      Mr. Clements has been President of Clements and Associates, a Sherman Oaks, California financial and economics consulting firm, for more than five years.

      Mr. Cohen is a founder, Vice Chairman of the Board and Senior Vice President, Corporate Development of the Company. He has been associated with the Company since 1961.

      Mr. Fechtor is the founder and was for over 36 years the Chief Executive Officer of Fechtor, Detwiler & Co., a New England-based regional investment banking and brokerage firm. Mr. Fechtor retired in 2000.

      Mr. Hoffman is Senior Vice President and Chief Information Officer of the Company. He has been associated with the Company since 1998. Mr. Hoffman is the President of XXCAL, Inc., a subsidiary of the Company, with which he has been associated since 1977. Mr. Hoffman is a director of Rainbow Technologies, Inc., a publicly-traded manufacturer of computer network security products.

      Mr. Kabouchy is President of GFK & Associates, a management consulting firm specializing in telecommunications and transportation projects, and has been associated with GFK & Associates for more than five years.

      Mr. Jack Lin is Chairman of the Board and Chief Executive Officer of the Company and has been associated with the Company continuously since 1961. Jack Lin is the father of Robert Lin.

      Mr. Robert Lin has for more than five years been the President and Chief Executive Officer of MTI-Marketing Techniques, Inc., a privately-owned manufacturer and distributor of products for the advertising specialty and premium markets. Robert Lin is the son of Jack Lin.

      Mr. McGinnis is President and Chief Operating Officer of the Company. He has been associated with the Company continuously since 1980.

      Mr. Short is Senior Vice President of the Company and has been associated with the Company continuously since 1975.

      Mr. Traw is Senior Vice President of the Company and has been associated with the Company continuously since 1963.

      Mr. Tringali is President of the Augusta Advisory Group, a management consulting company since 2001. Prior to forming Augusta Advisory Group, Mr. Tringali was for more than five years the Executive Vice President of Telemundo Network Group, LLC.

      Mr. Wolfe is President of Quantum Leaders, Inc., a management consulting firm. Prior to joining Quantum Leaders, Inc. in January 2002, Mr. Wolfe was Vice President of Operations of Select University Technologies, Inc. for more than five years.

      The Board of Directors of the Company held four meetings during the last fiscal year.

      The Company's Board of Directors has an Audit Committee consisting of Messrs. Clements, Fechtor, Tringali and Wolfe. The function of the Audit Committee is to meet with the independent certified public accountants engaged by the Company to review (a) the scope and findings of the annual audit, (b) accounting policies and procedures and the Company's financial reports, and (c) the internal controls employed by the Company. The Audit Committee held 10 meetings during the year.

      The Compensation Committee of the Board of Directors administers the Company's stock option plans, including reviewing and granting stock options to officers and other employees under the plans. The compensation committee also considers and makes recommendations to the Board of Directors on salaries, bonuses, and other forms of compensation for the Company's executive officers. The Compensation Committee consists of Messrs. Clements, Kabouchy and Tringali. The Compensation Committee met three times during the year. For further information, see "Report of the Compensation Committee on Executive Compensation" on page [7].

      The Nominating Committee, which consists of Messrs. Cohen, J. Lin, Hoffman and Wolfe, selects nominees for election to the Board of Directors. The Nominating Committee met twice during the year.

      Employee-directors receive no additional compensation for serving on the Board. Each of the non-employee directors receives $11,406 in annual retainer fees, except members of the audit committee who receive $24,000 in annual retainer fees. Directors are also reimbursed for expenses which they reasonably incur in the performance of their duties as directors of the Company. During the fiscal year ended January 31, 2003, the Company paid $50,601 to Mr. Clements and $17,601 to Mr. Wolfe for consulting services.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ITS NOMINEES FOR CLASS I DIRECTORS.

                             EXECUTIVE COMPENSATION

      The following information is furnished with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers")

                          SUMMARY COMPENSATION TABLE
                                                                                Long Term Compensation
                                                                   --------------------------------------------
                              Annual Compensation                           Awards             Baseline Payouts
                             --------------------                  -----------------------   -------------------
                                                    Other Annual   Restricted
Name and Principal                                  Compensation     Stock       Options/    LTIP       All Other
    Position          Year   Salary($)   Bonus($)     ($)(1)(2)    Award(S)($)    SARs(#)    Payouts   Compensation
------------------    ----   ----------  --------   ------------   -----------   -------    -------    -------------
Jack Lin              2003    360,940      14,390          0           0           0          0             0
  Chairman of the     2002    282,528           0     62,472           0           0          0             0
  Board and Chief     2001    345,479           0          0           0           0          0             0
  Executive Officer

William C. McGinnis   2003    236,847       9,823          0           0           0          0             0
  President and       2002    172,000           0     48,000           0           0          0             0
  Chief Operating     2001    184,992           0          0           0           0          0             0
  Officer/Director

Lloyd Blonder         2003    170,580       7,072          0           0           0          0             0
  Senior Vice         2002    136,742           0     26,457           0           0          0             0
  President and       2001    147,381           0          0           0           0          0             0
  Chief Financial
  Officer

Richard Short         2003    208,107       8,306          0           0           0          0             0
  Senior Vice         2002    158,455           0     57,696           0           0          0             0
  President/          2001    177,870           0          0           0           0          0             0
  Director

Marvin Hoffman        2003    228,540       8,970          0           0           0          0             0
  Vice President,     2002    200,001           0     48,999           0           0          0             0
  Chief Information   2001    249,228           0          0           0           0          0             0
  Officer/Director

------------------------
(1) Does not include perquisites or personal benefits which are the lesser of $50,000 or 10% of total annual salary and bonus reported for the named Executive Officer.

(2) The number of shares of restricted National Technical Systems, Inc. common stock taken in lieu of Compensation is as follows: Lin, 49,581; McGinnis, 38,095; Blonder, 20,997; Short, 45,791 and Hoffman, 38,888.

                      REPORT OF THE COMPENSATION COMMITTEE

      During the fiscal year ended January 31, 2003, the Compensation Committee of the Board of Directors (the "Compensation Committee") was composed of Messrs. Clements, Kabouchy and Tringali, each of whom is an independent, non-employee directors. See the description of the Compensation Committee functions above.

      Compensation Policies--Policies governing the compensation of the Company's executives are established and monitored by the Compensation
Committee. All decisions relating to the compensation of the Company's executives during 2003 were made by the Compensation Committee.

      In administering its compensation program, the Compensation Committee follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

            1. The Company's compensation programs should be effective in attracting, motivating, and retaining key executives;

            2. There should be a correlation of the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance;

            3. The Company's compensation programs should provide the executives a financial interest in the Company similar to the interests of the Company's shareholders; and

            4. The Company's compensation program should strike an appropriate balance between short and long term performance objectives.

Elements of Compensation Programs

      At least annually, the Committee reviews the Company's executive officer compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The three basic components of the program, each of which is intended to serve the overall compensation philosophy, are as follows:

      Base Salary--Base salary levels are, in part, established through comparisons with companies of similar size engaged in the same or similar business as that of the Company. Actual salaries are based on individual performance of the executive officer within the salary range reflecting job evaluation and market comparisons. Base salary levels for executive officers are reviewed annually and established within a range deemed by the Committee to be reasonable and competitive. The Committee recommended increases and decreases in base salary for the executive officers in fiscal 2003.

      Annual Incentives--The Company's executive officers are eligible to participate in the annual incentive compensation program whose awards are based on the attainment of certain operating and individual goals. The objective of this program is to provide competitive levels of compensation in return for the attainment of certain financial objectives that the Committee believes are primary factors in the enhancement of shareholder value. In particular, the program seeks to focus the attention of executive officers towards earnings growth. Bonuses for executive officers of the Company under this program are intended to be consistent with targeted awards of companies of similar size and engaged in the same or similar business as that of the Company. Actual awards are subject to adjustment up or down, at the discretion of the Committee, based on the Company's overall performance. For fiscal 2003, the Compensation
Committee awarded bonuses to executive officers as indicated in the Summary Compensation Table above.

      Long-term Incentives--As an important element in retaining and motivating the Company's senior management, the Committee believes that those persons who have substantial responsibility for the management and growth of the Company should be provided with an opportunity to increase their ownership of Company stock. Therefore, executive officers and other key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The number of stock options granted to executive officers is based on various factors, including the respective scope of accountability, strategic and operational goals and anticipated performance and contributions of the individual executive.

Chief Executive Officer's Compensation

      Mr. J. Lin's compensation is determined pursuant to the principles noted above. The Committee, in considering his compensation for fiscal 2003, reviewed his existing compensation arrangements, comparable compensation for chief executive officers of other companies and the performance of both Mr.
J. Lin and the Company. The Committee made the following determinations regarding Mr. J. Lin's compensation:

      Based upon Mr. J. Lin's and the Company's fiscal 2003  performance,  Mr.
J. Lin's base salary was increased by 5.7%, the amount by which the consumer price index increased during 2000 and 2001, and he was awarded a performance bonus based on an executive bonus plan approved by the Compensation Committee during its June 2002 meeting. Mr. J. Lin was granted stock options on the same basis as other executives in the company.

                                    COMPENSATION COMMITTEE

                                    Ralph Clements
                                    George Kabouchy
                                    Donald Tringali


Policy with Respect to Internal Revenue Code Section 162(m).

      In 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add
Section 162(m). Section 162(m), and regulations hereunder adopted in 1995, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by shareholders. At the present time, the Company's executive officer compensation levels are substantially below the $1,000,000 pay limit and the Company believes that it will most likely not be affected by the regulation in the near future. Where appropriate in light of specific compensation objectives, the Board intends to take necessary actions in the future to minimize the loss of tax deductions related to compensation.

                      INFORMATION CONCERNING STOCK OPTIONS

      The following table sets forth certain information at January 31, 2003 and for the fiscal year then ended with respect to stock options granted to the individuals named in the Summary Compensation Table above. No stock appreciation rights have been granted and no options have been granted at an option price below fair market value on the date of the grant.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                        Potential Realizable Value
                                                                         At Assumed Annual Rates
                                                                            Stock Appreciation
                                   Individual Grants                     for the Option Term (1)
                    --------------------------------------------------- ----------------------------
                      Number of
                      Securities    % of total    Exercise                At 0%     At 5%    At 10%
                      Underlying   Options/SAR's  or Base                 Annual   Annual    Annual
                    Options/SAR's Granted to all  Price Per  Expiration   Growth   Growth    Growth
Name of Executive      Granted      Employees      Share        Date       Rate     Rate      Rate
-----------------   ------------- --------------  ---------  ----------   ------   -------   -------

Jack Lin ...........  20,000          6.49 %       $1.485     04/09/2012    --     $18,652   $47,312
Jack Lin ...........  22,000          7.14 %       $2.409     06/25/2012    --     $33,283   $84,426
William McGinnis....  23,000          7.47 %       $2.190     06/25/2012    --     $31,632   $80,239
Marvin Hoffman......  20,000          6.49 %       $1.485     04/05/2012    --     $18,652   $47,312
Marvin Hoffman......  13,000          4.22 %       $2.409     06/25/2012    --     $19,667   $49,888
Richard Short.......  13,000          4.22 %       $2.190     06/25/2012    --     $17,879   $45,353
Lloyd Blonder.......  13,000          4.22 %       $2.190     06/25/2012    --     $17,879   $45,353

(1) All options become exercisable at 25% per year commencing on the first anniversary of the date of the option grant.

      The following table sets forth information concerning the exercise of stock options during the fiscal year ended January 31, 2003 by each of the named executive officers and the fiscal year end spread on unexercised "in-the-money" options.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION/SAR VALUE
                                                                                                        Value of
                                                                                                      Unexercised
                                                                  Number of Securities                In-the-money
                                                                Underlying      Unexercised           Options/SARs
                                                                   Options at FY-End(1)             at FY-End ($)(1)
                                                                ---------------------------        ------------------
                                                 Value
                        Shares Acquired         Realized        Jan-31-03       Jan-31-03       Jan-31-03       Jan-31-03
Name of Executive         On Exercise             ($)           Exercisable    Unexercisable   Exercisable     Unexercisable
-----------------       ---------------         --------        -----------    -------------   -----------     -------------
Jack Lin ...............       --                  --             94,383           62,000             0            17,100

William C. McGinnis.....       --                  --             94,850           68,650           750             5,700

Marvin Hoffman .........       --                  --             14,375           41,125             0            17,100

Richard Short ..........       --                  --             94,625           29,875           375             3,075

Lloyd Blonder ..........       --                  --             76,125           27,375           375             3,075

(1) These amounts represent the total number of shares subject to stock options held by the named executives at January 31, 2003. These options were granted on various dates during the years 1994 through 2002.

(2) These amounts represent the difference between the exercise price of the stock options and the closing price of the Company's common stock on January 31, 2003.


                              EMPLOYMENT AGREEMENT

      The Company has entered into an employment agreement with Mr. Hoffman to serve as Vice Chairman, Senior Vice President and Chief Information Officer for an indefinite term at a base annual salary of $216,000. Mr. Hoffman will be eligible for a bonus at the discretion of the Board of Directors, based on a recommendation of the Compensation Committee. Under the agreement, the Company also pays premiums on certain life insurance policies with the beneficiaries designated by Mr. Hoffman.

      In the event Mr. Hoffman's employment as an "at will" employee is terminated, other than "for cause," as defined in the agreement after July 31, 2002, he will receive a severance benefit equal to 12 months of base salary.

      Pursuant to the agreement, the Company has an option to purchase all, but not less than all, of the shares of the Company's Common Stock owned by Mr. Hoffman, at the great of (a) $4.50 per share, or (b) 10% less than the average per share closing price of the Company's Common Stock for the five trading days preceding the Company's election to exercise its option.

                          STOCK PRICE PERFORMANCE GRAPH

      The following graph shows a five-year comparison of cumulative total returns on investment for the Company, the Russell 2000 Index and the S&P Technology Sector (formerly S&P High Tech Composite) Index.


      The stock price performance shown on the graph below is not necessarily indicative of future price performance.


[GRAPHIC OMITTED]

NATIONAL TECHNICAL SYS INC

                                               Cumulative Total Return
                                  ----------------------------------------------
                                   1/98    1/99     1/00     1/01   1/02    1/03

NATIONAL TECHNICAL SYSTEMS, INC.  100.00   70.51    61.64   51.72   20.69  35.86

RUSSELL 2000                      100.00  100.33   118.14  122.50  118.09  92.26

S & P INFORMATION TECHNOLOGY      100.00  192.70   271.13  204.66  130.43  79.17

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      The Company's officers, directors and consultants are required to file initial reports of ownership and reports of change in ownership with the Securities and Exchange Commission. Officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on information provided to the Company by individual officers, directors and consultants, the Company believes that during fiscal 2003 all filing requirements applicable to officers and directors have been complied with.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of four directors who are independent directors as defined under the rules of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors in 2000, a copy of which is included as Appendix A to this Proxy Statement.

      The Audit Committee recommends to the Board of Directors the appointment of the independent auditors, reviews the scope of audits, reviews significant changes to the Company's accounting principles and practices, reviews significant issues encountered in the course of audit work related to the adequacy of internal controls and reviews the scope and results of procedures for internal auditing.

      The Audit Committee reviewed and discussed the audited financial statements with management of the Company and representatives of Ernst & Young LLP. The discussions with Ernst & Young LLP included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received the written disclosures and the letter regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2003 for filing with the Securities and Exchange Commission.

      The Audit Committee also recommended to the Board, and the Board has appointed, Ernst & Young LLP to audit the corporation's financial statements for fiscal 2004, subject to shareholder notification of that appointment.

                                                AUDIT COMMITTEE

                                                Ralph Clements
                                                Sheldon Fechtor
                                                Norman Wolfe
                                                Donald Tringali

  Proposal 2. AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF
                                 PREFERRED STOCK

The Board of Directors has recommended an amendment to the Company's Articles of Incorporation to authorize a class of 2,000,000 shares of preferred stock. The Board believes such action to be in the best interest of the Company for the reasons set forth below.

The authorized capital stock of the Company currently consists of 20,000,000 shares of Common Stock. As of May 15, 2003, there were 8,628,811 shares of Common Stock issued and outstanding and 775,000 shares of Common Stock reserved for issuance pursuant to the Company's existing stock option plan. No preferred stock is authorized by the Company's Articles of Incorporation.

The preferred stock to be authorized is commonly referred to as "blank check" preferred stock. ("Blank Check Preferred") because the preferred stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each class or series issued from time to time. As such, the preferred stock would be available for issuance without further action by the Company's shareholders, except as may be required by applicable law or pursuant to the requirements of NASDAQ or such other exchange upon which the Company's securities are then trading.

The Board of Directors believes that the creation of a class of preferred stock is advisable and in the best interests of the Company and its shareholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated stock issuance.

The authorization of the Blank Check Preferred would also afford the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of the outstanding voting stock of the Company or otherwise effect a change of control. Shares of preferred stock may also be sold to third parties who indicate that they would support the Board in opposing a hostile takeover bid. The availability of preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to the Company and its shareholders. The proposed Blank Check Preferred amendment to the existing Articles of Incorporation is not intended to be an anti-takeover measure, and the Company is not aware of any present third party plans to gain control of the Company.

The actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Common Stock cannot be stated until the Board determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, reducing the market price of the Common Stock, or impairing the liquidation rights of the Common Stock, without further action by the shareholders. Holders of the Common Stock will not have preemptive rights with respect to the preferred stock.

Although the Company may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company currently has no arrangements, understandings, agreements or commitments with respect to the issuance of the Blank Check Preferred, and the Company may never issue any preferred stock. The complete text of the proposed amendment to the Company's Articles of Incorporation, which includes the Blank Check Preferred amendment, is attached as Appendix B. You should read Appendix B in its entirety.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.


                      Proposal 3. RATIFICATION OF AUDITORS


      Based on the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as auditors for the Company for the year ending January 31, 2004. That firm became auditors for the Company during the fiscal year ended January 31, 1990.

The following table sets forth the fees billed for fiscal 2003.

Fees Billed

      Audit Fees                                                    $239,007
      Financial Information Systems Design and Implementation Fee       --
      All Other Fees                                                $ 32,388

      Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the meeting.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by Proxy will be voted in accordance with the judgment of the persons voting them.

                SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Any proposals of shareholders intended to be presented at the next annual meeting (to be held in June 2003) must be received by the Company at its principal executive office located at 24007 Ventura Boulevard, Calabasas, California 91302, not later than January 23, 2004.

                                   APPENDIX A

                        National Technical Systems, Inc.

                             Audit Committee Charter

Organization

      This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee and at least one member shall have accounting or related financial management expertise.

Statement of Policy

      The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

      The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

            The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

      . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present to discuss the results of their examinations.

      . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

      . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                  APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                      OF
                            ARTICLES OF INCORPORATION
                                      OF
                       NATIONAL TECHNICAL SYSTEMS, INC.


Jack Lin and Andrea Korfin certify that:

1. They are the president and secretary, respectively, of National Technical Systems, Inc., a California corporation.

2. Article Three of the Articles of Incorporation of this corporation is hereby amended in its entirety to read as follows:

      "The number of authorized shares of this corporation is 22,000,000 shares, 20,000,000 shares of which shall be Common Stock, and 2,000,000 shares of which shall be Preferred Stock.

      Authority is vested in the Board of Directors to divide any or all of the authorized shares of Preferred stock into series and, within the limitations provided by law, to fix and determine the designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights of each such series, including but not limited to the right to fix and determine the designation of and the number of shares issuable in each such series and any and all such other provisions as may be fixed or determined by the Board of Directors of the corporation pursuant to California law."

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 8,628,811. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: ______________, 2003



                                    _______________________________
                                    Jack Lin, President


                                    _______________________________
                                    Andrea Korfin, Secretary

1.  Board of Directors recommends a vote FOR the nominees and FOR Proposals 2 and 3.

ELECTION OF DIRECTORS    |_|   FOR all nominees listed below            |_|    WITHHOLD AUTHORITY to vote        |_|  *EXCEPTIONS
                              (except as marked to the contrary below)         for all nominees listed below

Nominees:   01 Marvin Hoffman    02 George Kabouchy   03  William McGiness     04 Richard Short     05 William Traw

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
EXCEPTIONS__________________________________________________________________________________________________________________________

|_|  FOR            |_|  AGAINST        |_|  ABSTAIN       2.  To approve an amendment to the Company's Articles of Incorporation to authorize a class of 2,000,000 shares of preferred stock.

|_|  FOR            |_|  AGAINST        |_|  ABSTAIN       3.  To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending January 31, 2004.
IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR,               4.  In their discretion, the proxies are authorized to vote upon such
FOR APPROVAL OF THE AMENDMENT TO THE                           other business as may properly come before the meeting or any
ARTICLES AUTHORIZING A CLASS OF PREFERRED SHARES               adjournment or adjournments thereof.
AND RATIFICATION OF THE SELECTION OF
ERNST & YOUNG LLP AS AUDITORS.                                         Please sign exactly as your name appears hereon. Please date,
                                                                       sign   and   return   the   Proxy  promptly  in the  enclosed
                                                                       envelope. When signing as attorney, executor,  administrator, trustee or guardian, please give full title. If the signature is for a  corporation,  please  sign full  corporate  name by authorized officer. If the shares are registered in more than one name, all holders must sign.

                                                                       Dated:_________________________________________________, 2003

                                                                       _____________________________________________________________
                                                                                            Signature of Shareholder

                                                                       _____________________________________________________________
                                                                                            Signature of Shareholder

                                                                       This proxy is solicited on behalf of the board of  directors, and may be revoked by the shareholder  delivering it prior to its  exercise by filing with the  corporate  secretary of the company an instrument  revoking this proxy or a duly executed proxy  bearing a later  date or by  appearing  and  voting in person at the meeting.

PROXY
                        NATIONAL TECHNICAL SYSTEMS, INC.
          BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                      Friday, June 27, 2003 at 10:00 a.m.

      The undersigned hereby appoints Jack Lin and Aaron Cohen, and each of them, attorneys and agents with power of substitution, to vote, as designated below, all stock of the undersigned at the above meeting and at any adjournment or adjournments thereof.




                This proxy is valid only when signed and dated.

                                See Reverse Side